Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80065, 333-06563, 333-114151, 333-35651, 333-28929 and
333-28927) and the Registration Statements on Form S-3 (Nos. 333-16767 and 333-26293), respectively, of our report dated March 29, 1996, with respect to the consolidated financial statements of Border Network Technologies Inc., included in the Annual Report (Form 10-K) of Secure Computing Corporation for the year ended December 31, 1997.


/s/ Price Waterhouse

Chartered Accountants
Toronto, Canada
March 24, 1998